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                                                                       EX-99.B11

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Post Effective Amendment No. 10 to the Registration Statement (Form N-1A No. 33-52784) and related Prospectus of the Rembrandt Funds, of our report dated January 26, 1996 in the Statement of Additional Information and references to our firm under the captions "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information which are included in the Post Effective Amendment No. 9 to the Registration Statement and related Prospectus of the Rembrandt Funds dated February 29, 1996.

                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 29, 1997